UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 90549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Advaxis, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Advaxis, Inc., a Delaware corporation (“Advaxis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s Annual Meeting of Stockholders held on June 3, 2021 (the “Annual Meeting”). On April 21, 2021, Advaxis filed a definitive proxy statement (the “Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the Annual Meeting.

Certain Information Disclosed in the Current Report on Form 8-K the Company Filed with the SEC on June 4, 2021 (the “Form 8-K”)

As disclosed in the Form 8-K, at the Annual Meeting held on June 3, 2021, the Company’s stockholders approved Proposals 1, 4 and 6 as set forth in the Proxy Statement. Proposal 2 was voted upon and was not approved by the Company’s stockholders.

In addition, as disclosed in the Form 8-K, a proposal to authorize the adjournment of the Annual Meeting to June 17, 2021 to solicit additional proxies to vote in favor of Proposal 3 and Proposal 5 (the “Adjournment Proposal”) was approved by the stockholders. Based on the approval of the Adjournment Proposal, the Annual Meeting was adjourned to June 17, 2021, at 10:00 a.m. Eastern Time with respect to Proposal 3, to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of the Company’s common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization of the Company’s stockholders, and Proposal 5, to ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares.

The adjourned Annual Meeting will be held at the same virtual meeting location, on June 17, 2021 at 10:00 am Eastern Time at www.virtualshareholdermeeting.com/adxs2021. This will enable the Company’s stockholders of record as of the record date, which was April 15, 2021, additional time to consider and vote on Proposals 3 and 5, and enable the Company’s proxy solicitor, Alliance Advisors, more time to assist the Company with the solicitation of stockholder votes on Proposals 3 and 5.

At the adjourned Annual Meeting on June 17, 2021, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the Proxy Statement and mailed to the stockholders. Valid proxies submitted prior to the reconvened Annual Meeting will continue to be valid for the upcoming reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Annual Meeting.